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Exhibit 16.1

April 5, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Commission File No. 0-25951

Dear Sirs/Madams:

We have read Item 4.01 of the Form 8-K filing of Consolidated Energy, Inc. dated April 5, 2005. We agree with the statements made in the filing.

Yours truly,

/s/ Clyde Bailey, P.C.
Clyde Bailey, P.C.
San Antonio, Texas